    As filed with the Securities and Exchange Commission on April 23, 1999
                             Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      Beringer Wine Estates Holdings, Inc.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                         68-0370340
  ----------------------------                       ------------------------
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

      610 Airpark Road
      Napa, California                                         94558
  ----------------------------                       ------------------------
   (Address of Principal                                    (Zip Code)
     Executive Offices)

        BERINGER WINE ESTATES HOLDINGS, INC. 1998 INCENTIVE STOCK PLAN
        --------------------------------------------------------------
                            (Full title of the plan)

                              DOUGLAS W. ROBERTS
                 Vice President, General Counsel and Secretary
                     Beringer Wine Estates Holdings, Inc.
                               610 Airpark Road
                            Napa, California 94558
                                (707) 259-4500
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
  Title of                    Amount       Proposed Maximum        Proposed             Amount of
Securities To                 To Be         Offering Price      Maximum Aggregate     Registration
Be Registered               Registered       per Share(1)       Offering Price(1)         Fee
--------------------------------------------------------------------------------------------------
Class B Common Stock,     300,000 shares        $39.47            $11,841,000           $3,291.80
   par value $.01
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices as reported on the Nasdaq National Market on April 20, 1999.

                           --------------------------
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I
                                  ------------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.   Plan Information.*
--------  ----------------
Item 2.   Registrant Information and Employee Plan Annual
--------  -----------------------------------------------
          Information.*
          -----------

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II
                                  -----------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              ----------------------------------------------------

Item 3.   Incorporation of Certain Documents by Reference.
--------  -----------------------------------------------
          The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (1) Registrant's Quarterly Report on Form 10-Q (File No. 000-23175), for the quarter ended September 30, 1998, and Quarterly Report on Form 10-Q, for the quarter ended December 31, 1998;

          (2) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998; and

          (3) The description of Registrant's Class B Common Stock contained in Registrant's registration statement on Form 8-A, filed October 6, 1997.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
-------   -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Douglas W. Roberts, the Registrant's Vice President, General Counsel and Secretary, has opined as to the validity of the securities registered hereby. Mr. Roberts has been granted options to purchase a total of 54,000 shares of Class B Common Stock at exercise prices ranging from $6 to $43.39 per share pursuant to the 1996 Stock Option Plan.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------
          Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article V of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.


Item 7.   Exemption from Registration Claimed.
------    -----------------------------------
          Not applicable.

Item 8.   Exhibits.
------    --------
          See Index to Exhibits

Item 9.   Undertakings.
------    ------------
          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event~that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, State of California, on April 23, 1999.

                              BERINGER WINE ESTATES HOLDINGS, INC.

                              By:  /s/ Peter F. Scott
                                   -----------------------------
                                   Senior Vice President, Finance and Operations and Chief Financial Officer

                              POWER OF ATTORNEY
                              -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter F. Scott and Douglas W. Roberts, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and.on the date indicated:

Name                     Title
----                     -----
/s/ Walter T. Klenz      President, Chief Executive  Officer
--------------------     (Principal Executive Officer) and Chairman of the Board
Walter T. Klenz

/s/ Peter F. Scott       Senior Vice President, Finance and Operations and
--------------------     Chief Financial Officer (Principal Financial Officer)
Peter F. Scott

/s/ Richard Adams
--------------------     Director
Richard Adams

/s/ David Bonderman
--------------------     Director
David Bonderman

/s/ Randy Christofferson
--------------------     Director
Randy Christofferson

/s/ James G. Coulter
--------------------     Director
James G. Coulter

/s/ Timm F. Crull
--------------------     Director
Timm F. Crull

/s/ William A. Franke
--------------------     Director
William A. Franke

/s/ E. Michael Moone
--------------------     Director
E. Michael Moone

/s/ William S. Price III
--------------------     Director
William S. Price III

/s/ Jesse Rogers
--------------------     Director
Jesse Rogers

/s/ George A. Vare
--------------------     Director
George A. Vare

/s/ Emily Woods
--------------------     Director
Emily Woods

                               INDEX TO EXHIBITS
                               -----------------
Exhibit
Number    Description
-------   ----------------------------------------------------------------
5.1       Opinion of Counsel as to legality of securities being registered
23.1      Consent of Independent Accountants
23.2      Consent of counsel (contained in Exhibit 5.1)
24.1      Power of Attorney (see Page 4)